Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Avatech Solutions, Inc.
Owings Mills, Maryland

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Avatech Solutions, Inc. Employee Stock Purchase Plan, as amended, of our reports dated September 21, 2007, with respect to the consolidated financial statements and schedule of Avatech Solutions, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2007.

/s/ Stegman & Company

Baltimore, Maryland
December 3, 2007